                                                                  EX 1-A(8)(a)

                           PARTICIPATION AGREEMENT


     This AGREEMENT is made as of the 7th day of June, 1996, by and between American Skandia Trust ("FUND"), a Massachusetts business trust. American Skandia Investment Services, Incorporated ("ASISI"), an Investment Advisor for Fund, and Kemper Investors Life Insurance Company ("COMPANY"), a life insurance company organized under the laws of the State of Illinois.

WHEREAS, FUND is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified investment management Company; and

WHEREAS, FUND is organized as a series fund authorized to issue separate series of shares ("Portfolios"); and

WHEREAS, ASISI is registered as an investment advisor under the Investment Advisors Act of 1940, as amended; and

WHEREAS, FUND has obtained an order from the Securities and Exchange Commission, dated August 1, 1995, granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the 40 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by certain qualified plans and to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies; and

WHEREAS, COMPANY has registered or will register certain variable annuity and variable life insurance contracts under the Securities Act of 1933 Act, as amended (the "1933 Act"); and

WHEREAS, each segregated asset account of the COMPANY set forth on Schedule "A" hereto as may be amended from time to time ("Account") is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the COMPANY, on the date shown for such Account on Schedule A, to set aside and invest assets attributable to such variable annuity and variable life insurance contracts; and

WHEREAS, COMPANY has registered or will register each Account as a unit investment trust under the 1940 Act;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the COMPANY wishes to purchase shares in the Portfolios on behalf of each Account to fund certain variable annuity and variable life insurance contracts;

NOW, THEREFORE, AND IN consideration of the mutual covenants herein contained, it is hereby agreed by and between FUND and COMPANY as follows:

                     ARTICLE I. SALE OF FUND SHARES

1.1 FUND will make available to the Accounts shares of FUND Portfolios designated by FUND and listed in Appendix "A" for purchase by the COMPANY and its Accounts at the applicable net asset value per share on those days on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission and the FUND shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the FUND (the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2 Orders shall be placed for such shares with FUND or its designee pursuant to procedures which are then in effect and which may be modified from time to time. FUND will inform COMPANY of the procedures for placing orders with the FUND or its designee and will undertake to inform COMPANY of any modifications to such procedures, all such procedures to be consistent with this Agreement. Issuance and transfer of FUND'S shares will be by book entry only. Stock certificates will not be issued to the COMPANY or any Account. Shares ordered from the FUND or its designee will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     For purposes of this Section 1.2, the COMPANY shall be the designee of the FUND for receipt of orders for such shares and receipt by such designee shall constitute receipt by the FUND; provided that, the FUND receives notice of such orders for shares on the next following business day, before 8:45 Central time. Business day shall mean any day on which the New York Stock Exchange is open for trading.

1.3 FUND agrees to redeem for cash, on COMPANY'S request, any full or fractional shares of the FUND held by COMPANY, executing such requests on a daily basis at the net asset value computed after receipt by FUND or its designee of the request for redemption. For purposes of this Section 1.3, the COMPANY shall be the designee of the FUND for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the FUND; provided that, the FUND receives notice of such request for redemption on the next following business day, as set out in Section 1.2. Business day shall mean any day on which the New York Stock Exchange is open for trading.

1.4 COMPANY agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the FUND shall be made in accordance with the applicable provisions of such prospectus and the FUND'S statement of additional information. COMPANY agrees that all net amounts available under the variable annuity and variable life insurance contracts which are listed on Schedule A hereto, as such Schedule A may be amended by the parties in writing ("Contracts"), shall be invested in the FUND and in such other investment companies advised by American Skandia Life Investment Management, Inc. ("Advisor") as may be agreed to in writing by the parties to this Agreement, provided that such amounts may also be invested in an investment company other than the FUND if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all of the Portfolios of the Fund; or
(b) COMPANY gives FUND sixty (60) days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the COMPANY so informs the FUND prior to its signing this Agreement; or (d) the FUND consents in writing to the use of such other investment company.

1.5 COMPANY shall pay for FUND shares by wire transfer no later than 10:00 am central time on the next Business Day after contract owners of the COMPANY enter orders to purchase Fund shares. Payment shall be made in federal funds transmitted by wire. For the purpose of Section 2.10 and 2.11, upon receipt by the FUND of the federal funds so wired, such funds shall cease to be the responsibility of the COMPANY and shall become the responsibility of the FUND.

1.6 FUND shall furnish same day notice (by wire or telephone, followed by written confirmation) to the COMPANY of any income, dividends or capital gain distributions payable on the FUND'S shares. COMPANY hereby elects to receive all such income dividends and capital gains distributions as are payable on the Portfolio shares in additional shares of that Portfolio. COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gains distributions in cash.


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FUND shall promptly notify COMPANY of the number of shares so issued as payment of such dividends and distributions.

1.7 FUND shall make the net asset value per share for each Portfolio available to the COMPANY on a daily basis as soon as reasonable practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

                          ARTICLE II. REPRESENTATIONS

2.1 COMPANY represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. COMPANY further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable insurance law and has registered, prior to any issuance or sale of the Contracts, or will register, each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2 COMPANY represents and warrants that the Contracts are currently treated as annuity or variable life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the FUND immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3 COMPANY represents and warrants that all of its officers, directors, employees, investment advisors, and other individuals/entities, if any, dealing with the money and or securities of the Fund are and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the FUND in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.4 FUND represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts.

2.5 FUND represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification and that it will notify the COMPANY immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify as of the FUND'S fiscal year end.

2.6 FUND represents and warrants that all of its officers, directors, employees, and investment advisors are and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the FUND in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.7 FUND represents and warrants that the FUND will diversify the assets in each Portfolio in the manner required for the variable contracts to be treated as such under Section 817(h) of the Code, and the rules and regulations thereunder. In the event of a breach of this Section 2.7 by the FUND, the FUND will take all reasonable steps (a) to notify COMPANY of such breach, and (b) to adequately diversify the FUND so as to achieve compliance within the grace period afforded by Regulation 817-5 of the Code.

2.8  ASISI represents and warrants that:



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


     (a) it is lawfully organized and validly existing under the laws of the State of Connecticut;

     (b) the FUND will diversify the assets in each Portfolio in the manner required for the variable contracts to be treated as such under Section 817(h) of the Code, and the rules and regulations thereunder; and

     (c) In the event of a breach of this Section 2.7 by the FUND, ASISI will take all reasonable steps (a) to notify COMPANY of such breach, and (b) to use its best efforts to adequately diversify the FUND so as to achieve compliance within the grace period afforded by Regulation 817-5 of the Code.

               ARTICLE III. PROSPECTUS AND PROXY STATEMENTS; VOTING

3.1 FUND will provide COMPANY camera ready copy of the current FUND prospectus, and any supplements thereto for printing by COMPANY. FUND will provide COMPANY a copy of the statement of additional information for duplication. FUND will provide COMPANY copies of its proxy material suitable for printing. FUND will provide COMPANY annual and semi-annual reports and any supplements thereto, in camera-ready form.

3.2 COMPANY shall provide pass-through voting privileges to all variable contract owners so long as the Securities and Exchange Commission continues to interpret the 1940 Act to require such passthrough voting privileges for variable contract owners. COMPANY shall be responsible for assuring that each of its separate accounts participating in the FUND calculates voting privileges in a manner CONSISTENT with the 1940 Act. It is a condition of the Agreement that COMPANY will vote shares of FUND, for which it has not received voting instructions as well as shares attributable to COMPANY, in the same proportion as it votes shares for which it has received instructions.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 COMPANY will only (i) convey any information or make any representations concerning FUND or its investment advisor, its shares or operations which are contained in the most recent Registration Statement relating to the FUND and any supplements thereto or (ii) use any materials or advertising which mention the FUND or its investment advisor (including sales literature, brochures, letters, illustrations and other similar material, whether transmitted directly to potential applicants or published in print or audio-visual media), if, in either case, FUND approves such items prior to use.

4.2 COMPANY shall furnish to the FUND or its designee, each piece of sales literature or other promotional material in which the FUND or its investment advisor or any affiliate thereof is named, at least eight (8) Business Days prior to its use, and the Fund has five (5) days to respond and comment thereon.

4.3 FUND will provide to the COMPANY at least one complete copy of all Registration Statements, Prospectuses and Statements of Additional Information, proxy statements, applications for exemptions, requests for no-action letters and all amendments to any of the above, that relate to the FUND or its shares, promptly after filing such documents with the Securities and Exchange Commission.

4.4 COMPANY will provide to the FUND at least one complete copy of all Registration Statements, Prospectuses and Statements of Additional Information, solicitations for voting instructions, applications for exemptions, requests for no-action letters and all amendments to any of the above, that relate to the Contracts or each Account promptly after filing such documents with the Securities and Exchange Commission. COMPANY will provide to the FUND, final copies of all sales literature and other promotional literature that relates to the FUND or its shares, promptly after they become available.



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4.5  For the purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the FUND or any affiliate of the FUND (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, electronic media, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (namely, any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communication distributed or made generally available to some or all agents or employees, and registration statements, Prospectuses, Statements of Additional Information, shareholder reports and proxy materials.

4.6 Neither COMPANY nor FUND will use the other's name nor any other name, logo, trademark, service mark nor symbol that is now or may hereafter be owned by the other party, a parent or an affiliate or subsidiary thereof, except in the manner and to the extent that the other party agrees to in furtherance of the purposes of this Agreement. Each party will discontinue the use of such name, logo, trademark, service mark or symbol belonging to the other party, parent, affiliate or subsidiary thereof on termination of this Agreement. Such discontinuance will occur immediately or, if applicable, as soon as permitted under applicable law or regulation.

                          ARTICLE V. FEES AND EXPENSES

5.1 The COMPANY shall bear the expense of printing and distributing the FUND's prospectus, statement of additional information, proxy materials, and annual and semi-annual reports. For providing these services, the FUND will pay COMPANY 0.10% per annum of the average daily net asset value of FUND shares legally owned by the Accounts of COMPANY. Such value is payable within ten (10) days after the end of each month.

5.2 The COMPANY represents that it will pay 24f-2 fees as required by law. If the COMPANY does not pay such fees and the FUND is obligated to pay such fees, the COMPANY will reimburse the FUND for those fees.

                          ARTICLE VI. INDEMNIFICATION

6.1 COMPANY shall be solely responsible for its actions in connection with its use of FUND and its shares and shall indemnify and hold harmless FUND, including its officers, trustees and employees, from any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and disbursements) arising from the grossly negligent or intentional wrongful act or failure to act with respect to the use of FUND or its shares by the COMPANY, including COMPANY's officers, directors and employees; or arising from the bad faith, willful misconduct or gross negligence in the performance by the COMPANY, or COMPANY's officers, directors and employees, of such person's duties either under this Agreement or to COMPANY, as applicable; or arising from the reckless disregard of the obligations of the COMPANY, or COMPANY's officers, directors and employees, either under this Agreement or to the COMPANY, as applicable; or arising from COMPANY's furnishing of information to FUND, for use in FUND's Prospectus or Statement of Additional Information, which is misleading or omits to state a material fact necessary to make the statements made, in light of the circumstances in which made, not misleading. Notwithstanding the foregoing, COMPANY will not be liable to the extent; that any such loss, claim, damage, liability or expense (including reasonable attorneys fees and disbursements) arises out of or is based upon an untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with information furnished by FUND specifically for use in the Registration Statement or sales literature relating to the variable contracts.

     COMPANY shall not be liable under this Paragraph 6.1 with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against the FUND), its officers, trustees, or employees to the extent that such losses, claims, damages, liabilities or expenses arose from the FUND's willful


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



misconduct, bad faith or gross negligence in the performance of FUND'S duties or by reason of FUND's reckless disregard of its obligations under this Agreement.

6.2 FUND shall be solely responsible for its actions in connection with its operations and shall indemnify and hold harmless COMPANY, including its officers, directors and employees, from any losses, claims, damages, liabilities or expenses (including reasonable attorneys fees and disbursements) arising from the breach of its representations and warranties of this Agreement; arising from the grossly negligent or intentional wrongful act or failure to act by the FUND, including FUND's officers trustees and employees; or arising from the bad faith, willful misconduct or gross negligence in the performance by the FUND, or FUND's officers, trustees and employees, of such person's duties either under this Agreement or to FUND, as applicable; or arising from the reckless disregard of the obligations of the FUND, or its officers, trustees and employees, either under this Agreement or to the FUND, as applicable, or arising from FUND's furnishing of information to COMPANY for use in COMPANY's Prospectus or Statement of Additional Information which is misleading or omits to state a material fact necessary to make the statements made, in light of the circumstances in which made, not misleading. Notwithstanding the foregoing, FUND will not be liable to the extent that any such loss, claim, damage, liability or expense (including reasonable attorney's fees and disbursements) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with information furnished by COMPANY specifically for use in Registration Statement or sales literature relating to FUND.

     FUND shall not be liable under this Paragraph 6.2 with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against the COMPANY, its officers, directors or employees, to the extent that such losses, claims, damages, liabilities or expenses arose from such party's willfull misconduct, bad faith or gross negligence in the performance of such party's duties or by reason of such party's reckless disregard of its obligations under this Agreement or to the COMPANY, as applicable.

6.3 ASISI shall be solely responsible for its actions in connection with its operations and shall indemnify and hold harmless COMPANY, including its officers, directors and employees, from any losses, claims, damages, liabilities or expenses (including reasonable attorneys fees and disbursements) arising from the breach of its representations and warranties of Section 2.8(b); from the grossly negligent or intentional wrongful act or failure to act by ASISI, including ASISI's officers and employees; or arising from the bad faith, willful misconduct or gross negligence in the performance by ASISI, or ASISI's officers and employees, of such person's duties either under this Agreement or to ASISI, as applicable; or arising from the reckless disregard of the obligations of ASISI, or its officers and employees, either under this Agreement or to ASISI, as applicable, or arising from ASISI's furnishing of information to COMPANY for use in COMPANY's Prospectus or Statement of Additional Information which is misleading or omits to state a material fact necessary to make the statements made, in light of the circumstances in which made, not misleading. Notwithstanding the foregoing, ASISI will not be liable to the extent that any such loss, claim, damage, liability or expense (including reasonable attorney's fees and disbursements) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in good faith reliance upon and in conformity with information furnished by COMPANY specifically for use in the Registration Statement or sales literature relating to ASISI.

     ASISI shall not be liable under this Paragraph 6.3 with respect to any losses, claims, damages, liabilities or expenses incurred or assessed against the COMPANY, its officers, directors or employees, to the extent that such losses, claims, damages, liabilities or expenses arose from such party's willfull misconduct, bad faith or gross negligence in the performance of such party's duties or by reason of such party's reckless disregard of its obligations under this Agreement or to the COMPANY, as applicable.

                        ARTICLE Vll. POTENTIAL CONFLICTS

7.1 COMPANY agrees to inform the Board of the existence of, or any potential of, any material irreconcilable conflict of interest of which it becomes aware between the interests of owners of contracts



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using the Accounts of COMPANY which invest in the FUND and/or the interests of owners of contracts using any other separate account of any other insurance company which invests in the FUND.

7.2 The Board shall monitor FUND for the existence of any material irreconcilable conflicts between the interests of the contract owners of all separate accounts investing in the FUND.

7.3 A material irreconcilable conflict may arise for a variety of reasons, including:

     (a)  an action by any state insurance regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

     (c)  an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any portfolio are being managed;

     (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by contract owners of different life insurance companies utilizing FUND; or

     (f) a decision by COMPANY to disregard the voting instructions of contract owners.

     COMPANY will be responsible for assisting the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised including, inter alia, any potential or existing conflicts between contract owners and information as to a decision by COMPANY to disregard voting instructions of contract owners.

     It is agreed that if it is determined by a majority of the members of the Board or a majority of its disinterested Directors that a material irreconcilable conflict exists affecting COMPANY, COMPANY shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to:

     (i) withdrawing the assets allocable to some or all of the separate accounts of COMPANY from FUND or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the FUND, if any, or submitting to a vote of all affected contract owners the question of whether segregation of assets should be implemented and, as appropriate, segregating the assets of any particular group (i.e., annuity contract owners, life insurance contract owners or qualified contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; or

     (ii) establishing a new registered management investment company or managed separate account.

     If a material irreconcilable conflict anses because of COMPANY'S decisions to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, COMPANY may be required, at the FUND'S election, to withdraw its Accounts' investment in FUND. No penalty, other than applicable transaction costs, will be imposed against an Account as a result of such a withdrawal. COMPANY agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interest of contract owners.


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     For purposes hereof, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event will FUND be required to establish a new funding medium for any variable contracts. COMPANY shall not be required by the terms hereof to establish a new funding medium for any variable contracts if an offer to do so has been declined by vote of a majority of adversely affected contract owners. Should FUND or any affiliate of FUND choose to establish a new funding medium or recommend other remedial action as a way to resolve any material irreconcilable conflict, COMPANY will recommend to its policyowners that they decline an offer to establish a new funding medium or take other remedial action only if it believes it is in the best interest of the contract owners to do so.

     FUND will undertake to promptly make known to COMPANY the Board's determination of the existence of a material irreconcilable conflict and its implications.

                           ARTICLE VIII. TERMINATION

8.1 This Agreement shall terminate automatically in the event of its assignment, unless made with the written consent of each party.

8.2 This Agreement shall continue in full force and effect from its effective date, and may be terminated at any time on six (6) months' written notice to the other party hereto.

                            ARTICLE IX. MISCELLANEOUS

9.1 This Agreement shall be subject to the provisions of the federal securities laws and the rules and regulations, thereunder, including any exemptive relief therefrom and the orders of the Securities and Exchange Commission setting forth such relief, and the laws of the State of Connecticut.

     FUND will comply with applicable state law concerning permissible investments for separate accounts, provided that COMPANY will notify the FUND of any changes in such laws when COMPANY has been made aware of such changes in connection with COMPANY contracts which utilize the FUND.

9.2 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9.3 Any notice required under this Agreement shall be deemed to have been sufficiently given when sent by registered or certified mail to the COMPANY at:

             Kemper Investors Life Insurance Company
             1 Kemper Drive
             Long Grove, IL 60049
             Attention: General Counsel

or to the FUND at:

             American Skandia Trust
             One Corporate Drive
             Shelton, Connecticut 06484
             Attention: Mary Ellen O'Leary, Secretary

or to such other address furnished to the other party pursuant hereto.

9.4 The waiver by any party of a breach by any other party of any of the provisions of this Agreement shall not operate or be deemed as a waiver of any other provision of this Agreement or of any subsequent breach thereof by any party.


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



9.5 This Agreement may be executed in any number of counterparts and by the different parties hereto each of which shall be deemed to be an original and all of which, when so executed and delivered by the parties, taken together, shall constitute one and the same instrument.

9.6 This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior agreements, written or oral, between the parties, and may not be modified except in a written instrument executed by all parties hereto.

9.7 It is understood by the parties that this Agreement is not to be deemed an exclusive arrangement.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the day and year first above written.

                             AMERICAN SKANDIA TRUST

                             By: [Signature]
                                ------------------------------
                             Print Name:
                                        ----------------------
                             Title:
                                   ---------------------------
                             Attest:
                                    --------------------------


                             AMERICAN SKANDIA INVESTMENT
                             SERVICES, INCORPORATED
                             For the purposes of Sections 2.8 and 6.3 only

                             By: [Signature]
                                ------------------------------
                             Print Name:
                                        ----------------------
                             Title:
                                   ---------------------------
                             Attest:
                                    --------------------------


                             KEMPER INVESTORS LIFE INSURANCE COMPANY

                             By: /s/ OTIS R. HELDMAN, JR.
                                ------------------------------

                             Print Name: OTIS R. HELDMAN, JR.
                                        ----------------------

                             Title: MARKETING OFFICER
                                   ---------------------------

                             Attest: /s/ FRANK J. JULIAN
                                    --------------------------


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                                  APPENDIX A

The following portfolios are available for purchase by the COMPANY and its
Accounts:

Investment Options                                  Fund Portfolios
------------------                                  --------------
Founders Capital Appreciation Portfolio             Founders Capital Appreciation Portfolio
Berger Capital Growth Portfolio                     Berger Capital Growth Portfolio
JanCap Growth Portfolio                             JanCap Growth Portfolio
Lord Abbett Growth and Income Portfolio             Lord Abbett Growth and Income Portfolio
INVESCO Equity Income Portfolio                     INVESCO Equity Income Portfolio
T. Rowe Price International Equity Portfolio        T. Rowe Price International Equity Portfolio
T. Rowe Price Asset Allocation Portfolio            T. Rowe Price Asset Allocation Portfolio
PIMCO Limited Maturity Bond Portfolio               PIMCO Limited Maturity Bond Portfolio
PIMCO Total Return Bond Portfolio                   PIMCO Total Return Bond Portfolio



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